SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2018

NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36878	20-8627710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

600 Luckie Drive, Suite 350

Birmingham, Alabama 35223

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 313-8100

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                   Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on August 28, 2018, the board of directors (the “Board”) of National Commerce Corporation (the “Company”) and the Company’s banking subsidiary, National Bank of Commerce (the “Bank”), approved new titles and roles for four executive officers of the Company and the Bank, effective immediately.

The Board appointed John H. Holcomb, III (age 67) as the Chairman of the Executive Committee of the Board of the Company and as Vice Chairman of the Board of the Company and the Bank. Immediately prior to the appointment, Mr. Holcomb served as Executive Chairman of the Board of the Company and the Bank. He previously served as Chief Executive Officer of the Company and as Chairman of the Board of the Company and the Bank from October 2010 until May 2017 and also as Chief Executive Officer of the Bank from October 2010 until June 2012. Mr. Holcomb has served as a director of the Company and the Bank since 2010.

The Board appointed Richard Murray, IV (age 56) as the Chairman of the Board and Chief Executive Officer of the Company and the Bank. Immediately prior to the appointment, Mr. Murray served as President and Chief Executive Officer of the Company and the Bank. He previously served as the President and Chief Operating Officer of the Company from October 2010 until May 2017 and of the Bank from October 2010 until June 2012. Mr. Murray has served as a director of the Company and the Bank since 2010.

The Board appointed William E. Matthews, V (age 54) as President and Chief Financial Officer of the Company and the Bank. Immediately prior to the appointment, Mr. Matthews served as Vice Chairman of the Board and as Chief Financial Officer of the Company and the Bank. He previously served as the Executive Vice President of the Company and the Bank from November 2011 until June 2012. Mr. Matthews has served as a director of the Company and the Bank since 2010.

The Board appointed Robert B. Aland (age 55) as Executive Vice President and Chief Administrative Officer of the Company and the Bank. Immediately prior to the appointment, Mr. Aland served as Atlanta Market President of the Bank. Mr. Aland previously served as Birmingham Market President of the Bank from October 2010 until June 2017.

Each of Messrs. Holcomb, Murray, Matthews and Aland will continue to serve under his existing Executive Employment Agreement with the Company and the Bank, as applicable.

Item 8.01.	Other Events.

On August 28, 2018, the Company issued a press release announcing the appointments described above. A copy of the press release is included as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated August 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATIONAL COMMERCE CORPORATION

August 28, 2018	/s/ William E. Matthews, V
William E. Matthews, V President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release dated August 28, 2018